SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________

                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                  _________________

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)

                 New York                                       13-5160382
          (Jurisdiction of incorporation                      (I.R.S. Employer
           if not a U.S. national bank)                     Identification No.)

     48 Wall Street, New York, New York                             10286
     (Address of principal executive offices)                     (Zip code)

                                  _________________

                           MINNESOTA POWER & LIGHT COMPANY
                 (Exact name of obligor as specified in its charter)

               Minnesota                                        41-0418150
     (State or other jurisdiction                             (I.R.S. Employer
     of incorporation or organization)                       Identification No.)

          30 West Superior Street
              Duluth, Minnesota                                    55802
     (Address of principal executive offices)                    (Zip code)

                                  _________________

                              FIRST MORTGAGE BONDS<FN*>
                         (Title of the indenture securities)


     ------------------------
     <FN*>
     *Specific title(s) to be determined in connection with sale(s) of First
      Mortgage Bonds.

     ITEM 1.   GENERAL INFORMATION.<FN**>


               Furnish the following information as to the Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

     Superintendent of Banks of the          2 Rector Street, New York, N.Y.
        State of New York                      10006 and Albany, N.Y. 12203
     Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y.
     Federal Deposit Insurance Corporation     10045
                                             550 17th Street, N.W.,
                                               Washington, D.C. 20429
     New York Clearing House Association     New York, N.Y.

          (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

     ITEM 2.   AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None. (See Note on page 2.)

     ITEM 16.  LIST OF EXHIBITS.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1.   -    A copy of the Organization Certificate of The Bank of New
                    York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration
                    Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to
                    Form T-1 filed with Registration Statement No. 33-29637.)

          4.   -    A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

          6.   -    The consent of the Trustee required by Section 321(b) of the
                    Act.  (Exhibit 6 to Form T-1 filed with Registration
                    Statement No. 33-44051.)

          7.   -    A copy of the latest report of condition of the Trustee
                    published pursuant to law or to the requirements of its supervising or examining authority.

     -------------------------------------
     <FN**>
     Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

               Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

               Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

               Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of January, 1997.


                                   THE BANK OF NEW YORK



                                   By:          /s/ REMO J. REALE
                                      -------------------------------------
                                                  Remo J. Reale
                                             Assistant Vice President

                                                                       EXHIBIT 7
                                                                   (Page 1 of 3)

                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

          And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                    Dollar Amounts
      ASSETS                                         in Thousands
      ------                                         -------------
      Cash and balances due from
        depository institutions:
        Noninterest-bearing balances
          and currency and coin . . . . . . . . . . . . .    $4,404,522
        Interest-bearing balances . . . . . . . . . . . .       732,833
      Securities:
        Held-to-maturity securities . . . . . . . . . . .       789,964
        Available-for-sale securities . . . . . . . . . .     2,005,509
      Federal funds sold in domestic
        offices of the bank:
        Federal funds sold  . . . . . . . . . . . . . . .     3,364,838
      Loans and lease financing
        receivables:
        Loans and leases, net of unearned
          income  . . . . . . . . . . . . .   28,728,602
        LESS:  Allowance for loan and
          lease losses  . . . . . . . . . .      584,525
        LESS:  Allocated transfer risk
          reserve . . . . . . . . . . . . .          429
        Loans and leases, net of unearned
          income, allowance, and reserve  . . . . . . . .    28,143,648
      Assets held in trading accounts . . . . . . . . . .     1,004,242
      Premises and fixed assets (including
        capitalized leases) . . . . . . . . . . . . . . .       605,668
      Other real estate owned . . . . . . . . . . . . . .        41,238
      Investments in unconsolidated subsid-
        iaries and associated companies . . . . . . . . .       205,031
      Customers' liability to this bank on
        acceptances outstanding . . . . . . . . . . . . .       949,154
      Intangible assets . . . . . . . . . . . . . . . . .       490,524
                                                              1,305,839
      Other assets  . . . . . . . . . . . . . . . . . . .   -----------
      Total assets  . . . . . . . . . . . . . . . . . . .   $44,043,010
                                                            ===========

					  		 (Page 2 of 3)

      LIABILITIES
      -----------
      Deposits:
        In domestic offices . . . . . . . . . . . . . . .   $20,441,318
        Noninterest-bearing . . . . . . . .    8,158,472
        Interest-bearing  . . . . . . . . .   12,282,846
        In foreign offices, Edge and
        Agreement subsidiaries, and IBFs  . . . . . . . .    11,710,903
        Noninterest-bearing . . . . . . . .       46,182
        Interest-bearing  . . . . . . . . .   11,664,721
      Federal funds purchased in domestic
        offices of the bank:
        Federal funds purchased . . . . . . . . . . . . .     1,565,288
      Demand notes issued to the U.S.
        Treasury  . . . . . . . . . . . . . . . . . . . .       293,186
      Trading liabilities . . . . . . . . . . . . . . . .       826,856
      Other borrowed money:
        With original maturity of one year or less  . . .     2,103,443
        With original maturity of more than one year  . .        20,766
      Bank's liability on acceptances
        executed and outstanding  . . . . . . . . . . . .       951,116
      Subordinated notes and debentures . . . . . . . . .     1,020,400
                                                              1,522,884
      Other liabilities . . . . . . . . . . . . . . . . .    ----------
                                                             40,456,160
      Total liabilities . . . . . . . . . . . . . . . . .    ----------


      EQUITY CAPITAL
      --------------

      Common stock  . . . . . . . . . . . . . . . . . . .       942,284
      Surplus . . . . . . . . . . . . . . . . . . . . . .       525,666
      Undivided profits and capital
        reserves  . . . . . . . . . . . . . . . . . . . .     2,129,376
      Net unrealized holding gains (losses)
        on available-for-sale securities  . . . . . . . .     (   2,073)
      Cumulative foreign currency                             (   8,403)
        translation adjustments . . . . . . . . . . . . .   -----------
                                                              3,586,850
      Total equity capital  . . . . . . . . . . . . . . .   -----------
                                                            $44,043,010
      Total liabilities and equity capital  . . . . . . .   ===========

                                                               (Page 3 of 3)

          I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                        Robert E. Keilman


          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          J. Carter Bacot     )
          Thomas A. Renyi     )    Directors
          Alan R. Griffith    )